As filed with the Securities and Exchange Commission on June 14, 2011.

SEC File No. 333-127822

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
Post-Effective Amendment No. 1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

International Energy, Inc.
(Name of Small Business Issuer in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation or Organization)

3999
(Primary Standard Industrial Classification Code)

98-0195748
(I.R.S. Employer Identification Number)

1200 G Street, NW Suite 800 Washington
District of Columbia 20005
Telephone: (800) 676-1006
(Address and telephone of registrant's executive office)

International Energy, Inc. – 2002 Incentive Stock Plan
(Full title of the plan)

Amit Dang, President and Chief Executive Officer
1200 G Street, NW Suite 800 Washington
District of Columbia 20005
Telephone: (800) 676-1006
(Name, address and telephone number of agent for service)

Copies of all communications and notices to:

Joseph Sierchio, Esq.
Sierchio & Company, LLP
430 Park Avenue, Suite 702
New York, New York 10022
Telephone: (212) 246-3030
Facsimile: (212) 246-3039

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☑

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 333-127822 (the “ Registration Statement ” ) is being filed to deregister certain shares of common stock par value $0.001 (the “Shares ”), of International Energy, Inc. (the “Registrant” ), that were registered for issuance pursuant to the Registrant’s 2002 Incentive Stock Plan (the “Plan”). The Registration Statement registered 20,000,000 shares issuable pursuant to the Plan, all of which are being deregistered under this Post-Effective Amendment. The Company confirms that no securities have been sold pursuant to the Registration Statement or the prospectus contained therein.

Item 8. Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit 24.1: Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on June 14, 2011.

International Energy, Inc.

By: /s/ Amit S. Dang
Name:	Amit Dang
Title:	Chief Executive Officer, and President, (Principal Executive Officer), Chief Financial Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

By: /s/ Amit S. Dang		Date: June 14, 2011
Name:	Amit Dang
Title:	Chief Executive Officer, and President,
(Principal Executive Officer), Chief Financial Officer
(Principal Accounting Officer) and Director

By: /s/ Joanne Lustre		Date: June 14, 2011
Name:	Joanne Lustre
Title:	Director

By: /s/ Derek Cooper		Date: June 14, 2011
Name:	Derek J. Cooper
Title:	Director

By: /s/ Jatinder Bhogal		Date: June 14, 2011
Name:	Jatinder S. Bhogal
Title:	Director